Exhibit 5.1


                                           September 4, 1997



             California Microwave, Inc.
             555 Twin Dolphin Drive
             Redwood City, California 94065

             Ladies and Gentlemen:

                       You have requested our opinion as counsel for
             California Microwave, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the Company of up to 1,500,000 shares of Common Stock issuable under the Company's 1992 Stock Option Plan and up to 300,000 shares issuable under the Company's Non-Qualified Stock Option Agreement with Frederick D. Lawrence dated effective as of July 16, 1997.

                       We have examined the Company's Registration
             Statement of Form S-8 in the form to be filed with the Securities and Exchange Commission on or about September 5, 1997 (the "Registration Statement"). We further have examined the Restated Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

                       Based on the foregoing examination, we are of the
             opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.

                       We consent to the filing of this opinion as an
             exhibit to the Registration Statement.

                                           Very truly yours,

                                           HOWARD, RICE, NEMEROVSKI,
                                             CANADY, FALK & RABKIN
                                           A Professional Corporation


                                           By: /s/ Richard W. Canady
                                             _____________________________
                                               RICHARD W. CANADY